CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Vitrix, Inc.
51 West Third Street, Suite 310
Tempe, Arizona 85281


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 28, 1999, relating to the financial statements of Vitrix, Inc. (formerly FBR Capital Corporation) appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999.


                                        /s/ BDO Seidman, LLP


Los Angeles, California
March 21, 2000